SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2004

000-24478 (Commission File No.)	38-3073622 (IRS Employer Identification No.)

DEARBORN BANCORP, INC.

(Exact name of registrant as specified in its charter)

1360 Porter Street, Dearborn, MI
(Address of Principal Executive Offices)

48124
(Zip Code)

(313) 565-5700
(Registrant’s Telephone Number, Including Area Code)

Item 8.01.          Other Events

On August 23, 2004, the Registrant announced the completion of sale of 135,871 additional shares of common stock as part of an over-allotment of shares in a firm commitment underwritten offering. A copy of the press release is attached to this document as exhibit 99.1.

Item 9.01(c).     Exhibits

99.1	Press Release dated August 23, 2004, announcing Dearborn Bancorp, Inc.’s completion of sale of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dearborn Bancorp, Inc.
(Registrant)

/s/ Jeffrey L. Karafa

Jeffrey L. Karafa
Treasurer and Chief Financial Officer

Date: August 23, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 23, 2004, announcing Dearborn Bancorp, Inc.’s sale of common stock as part of an over-allotment of shares in a firm commitment underwritten offering.